UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 15, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Amended and Restated Guaranty by Corporation

In November 2006, MPC Corporation’s wholly owned subsidiary MPC Computers, LLC (“MPC Computers”) and its subsidiaries MPC-G, LLC (“MPC-G”) and MPC Solutions Sales, LLC (“MPC-S”) entered in to Account Purchase Agreements with Wells Fargo Bank, NA through its operating division, Wells Fargo Business Credit (WFBC) where WFBC would purchase, at its discretion, eligible accounts receivable from MPC Computers, MPC-G and MPC-S. In connection with the Account Purchase Agreements, MPC entered into three separate guaranties whereby MPC agreed to guarantee any and all payment obligations incurred by MPC Computers, MPC-G and MPC-Sunder the Account Purchase Agreements. The transaction is more fully described in our Current Report on Form 8-K filed November 22, 2006; which is hereby incorporated by reference.

On October 1, 2007, MPC Corporation, through its wholly-owned subsidiary MPC-PRO LLC, (“MPC-PRO”), purchased from Gateway, Inc and Gateway Technologies, Inc.,, the Gateway Professional Division, pursuant to an Asset Purchase Agreement dated September 4, 2007 (a copy of such agreement was filed with the Current Report on Form 8-K filed on September 6, 2007 and is incorporated herein by reference). The acquisition included the purchase of all of the capital stock of Gateway Companies Inc., (“GCI”), and the membership interests of Gateway Professional, LLC, (“GP”), and Gateway Pro Partners, LLC, (“GCC”). The transaction is more fully described in our Current Report on Form 8-K filed October 9, 2007; which is hereby incorporated by reference.

Concurrent with the acquisition of the Professional Business MPC PRO and GCI entered in to Account Purchase Agreements WFBC where WFBC would purchase at its discretion, eligible accounts receivable from MPC-Pro and GCI. In connection with the Account Purchase Agreements, MPC entered into two separate guaranties whereby MPC agreed to guarantee any and all payment obligations incurred by MPC-Pro and GCI under the Agreements. The transaction is more fully described in our Current Report on Form 8-K filed October 9, 2007; which is hereby incorporated by reference.

On October 15, 2008, MPC Corporation entered into five separate Amended and Restated Guaranties for the benefit of WFBC. As amended, MPC Corporation grants WFBC a security interest in all of its property including but not limited to all of its accounts including contract rights, inventory, insurance proceeds and general intangibles as they relate to the accounts and proceeds and products of all of the foregoing.

Guaranties

On October 15, 2008, GTG PC Holdings, LLC, (“GTG”), a wholly owned subsidiary of MPC Corporation entered into five separate Guaranties for the benefit of, WFBC. GTG grants WFBC a security interest in all of its property including but not limited to all of its accounts including contract rights, inventory, insurance proceeds and general intangibles as they relate to the accounts and proceeds and products of all of the foregoing.

On October 15, 2008, GP entered into five separate Guaranties for the benefit of WFBC. GP grants WFBC a security interest in all of its property including but not limited to all of its accounts including contract rights, inventory, insurance proceeds and general intangibles as they relate to the accounts and proceeds and products of all of the foregoing.

On October 15, 2008, GCC entered into five separate Guaranties for the benefit WFBC. GCC grants WFBC a security interest in all of its property including but not limited to all of its accounts including contract rights, inventory, insurance proceeds and general intangibles as they relate to the accounts and proceeds and products of all of the foregoing.

First Amendment to Account Purchase Agreement

On October 15, 2008 GCI entered in the First Amendment to Account Purchase Agreement. The Amendment modifies certain conditions of the agreements including Section 5.01 Security Interest/Collateral that requires MPC to increase from $3.5 million to $6.6 million a cash deposit in an account controlled by WFBC to serve as additional collateral for obligations to WFBC.

Third Amendment to Account Purchase Agreement

On October 15, 2008, MPC Computers and MPC-G entered into third amendments to the Account Purchase Agreements that modifies certain conditions of the agreements including Section 5.01 Security Interest/Collateral that requires MPC to increase from $3.5 million to $6.6 million a cash deposit in an account controlled by WFBC to serve as additional collateral for obligations to WFBC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: October 21, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer